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                              GETTY IMAGES INC.

                 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK
PAR VALUE $0.01                                               CUSIP 374276 10 3



         THIS CERTIFIES THAT




         IS THE OWNER OF



  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF

                              GETTY IMAGES, INC.

(hereinafter the "Corporation") transfers on the books of the Corporation by the Holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
  WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

        /s/ Mark Getty                             /s/ Jonathan Klein

    Co-Chairman and Director     [SEAL]    Chief Executive Officer and Director



COUNTERSIGNED AND REGISTERED:
         THE BANK OF NEW YORK
                   TRANSFER AGENT
                    AND REGISTRAR

BY
              AUTHORIZED SIGNATURE